UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Act of 1934

Date of Report (Date of Earliest Event Reported):
December 6, 2012

Commission file number: 001-33084
SUSSER HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	01-0864257
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
4525 Ayers Street Corpus Christi, Texas 78415 (Address of principal executive offices, including zip codes)
Registrant’s telephone number, including area code: (361) 884-2463
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
    On December 6, 2012, Susser Holdings Corporation (the “Company”) provided notice to the NASDAQ Global Select Market (the “NASDAQ”) that the Company intends to transfer the listing of its shares of common stock, par value $0.01 (the “Common Stock”) from the NASDAQ to the New York Stock Exchange (the “NYSE”). The Common Stock has been approved for listing on the NYSE and the Company expects that its Common Stock will begin trading on the NYSE on December 21, 2012 under the ticker symbol “SUSS”. Until the transfer of listing to the NYSE is completed, the Common Stock will continue to be traded on the NASDAQ under its current ticker symbol.
A copy of the news release issued by the Company in connection with the transfer of its listing from the NASDAQ to the NYSE is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 3.01.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits
The following exhibits are filed herewith:

Exhibit Number	Exhibit Description
99.1	News Release of Susser Holdings Corporation, dated December 6, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSSER HOLDINGS CORPORATION

Date: December 12, 2012	By:	/s/ Mary E. Sullivan
	Name:	Mary E. Sullivan
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	News Release of Susser Holdings Corporation, dated December 6, 2012